Exhibit 99.1

Media Contacts:

Marne Oberg

Analysts International Corporation

(952) 838-2867

Analysts International Corporation Revises Outlook for Second Half of 2008

Company Continues to Execute on its Business Transformation Plan

MINNEAPOLIS, MN — October 9, 2008 — Analysts International Corporation (NASDAQ: ANLY), a diversified IT services company, today announced that, while it continues to make good progress on its business transformation plan, given the recent financial turmoil and market uncertainty affecting its clients and the U.S. economy at large, the Company believes it will need additional time to reach profitability. The Company now expects to be profitable at some point in 2009.

 “We share the economic concerns of our clients in light of the volatile financial climate,” said Elmer Baldwin, President and CEO. “The recent slowdown in economic activity is likely to exert restraint on spending and, in these challenging circumstances, it is prudent to adjust our projections for AIC. Our strategy remains focused on generating higher-margin business activity, hiring best-in-class people and delivering high quality service to our clients as efficiently as possible. While we continue to expand our book of premium services, exit low margin and non-core sectors and align our cost structure with the business, we are cognizant that this business transformation is not yet complete. We believe that when business confidence returns and market conditions improve, we will be in a strong position to meet client demand for premium staffing, high value-add solutions and project-oriented services.”

Analysts International said it will announce its full third quarter 2008 results before the open of the NASDAQ market on Wednesday, October 29, 2008, and hold a conference call to discuss those results at 9 a.m. CT that day. Information on accessing the conference will be made available soon.

About Analysts International Corporation

Headquartered in Minneapolis, MN, Analysts International Corporation (NASDAQ: ANLY) is a diversified technology services company. With sales and customer support offices in the United States and Canada, AIC provides information technology solutions and staffing services, including: Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market; Professional Services, which provides highly-skilled project managers, business analysts, developers and other IT consultants to assist its clients with strategic change; and IT Staffing, which provides best value, best response supply of resources to high-volume clients. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements made in this press release by the Company or its CEO, Elmer Baldwin, regarding: (i) management’s belief that the Company will need additional time to become profitable as a result of recent financial turmoil in the U.S. economy; (ii) management’s expectation that the Company will achieve profitability at some point in fiscal year 2009 when business confidence returns and market conditions improve; and (iii) management’s beliefs with respect to the impact of the economic slowdown on the Company’s clients, are forward-looking statements. These forward-looking statements involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business transformation plan in order to achieve profitability in 2009; (ii) the risk that the Company will not be able to exit non-core or less desirable areas of the business in a timely manner or on favorable terms; (iii) market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates and strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) incorrect assumptions by management with respect to the recent economic slowdown; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.